Exhibit No. 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-88329) of MPS Group, Inc. of our report dated June 19, 2007 relating to the financial statements of MPS Group, Inc. Retirement Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Jacksonville, Florida

June 19, 2007